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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Voice It Worldwide, Inc. on Form S-8 of our reports dated February 28, 1996 appearing in the Annual Report on Form 10-KSB of Voice It Worldwide, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                  /s/ Ehrhardt Keefe Steiner & Hottman P.C.
                                      Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
September 12, 1996